Exhibit 15.1

December 3, 2007

Securities and Exchange Commission

Station Place

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 1, 2007 on our review of the condensed consolidated interim financial information of GlobalSantaFe Corporation and its subsidiaries (the “Company”) for the three- and nine-month periods ended September 30, 2007 and 2006, and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 (which is incorporated by reference in this Current Report on Form 8-K of Transocean Inc.), is incorporated by reference in  (i) Form S-3 (No. 333-58604) of Transocean Inc., (ii) Form S-4 (No. 333-46374 as amended by Post-Effective Amendments on Form S-8 and Form S-3) of Transocean Inc., (iii) Form S-4 (No. 333-54668 as amended by Post-Effective Amendments on Form S-8 and Form S-3) of Transocean Inc., and (iv) Form S-8 (Nos. 33-64776, 33-66036, 333-12475, 333-58211, 333-58203, 333-94543, 333-94569, 333-94551, 333-75532, 333-75540, 333-106026, 333-115456, 333-130282, 333-147669 and 333-147670) of Transocean Inc.

Very truly yours,

/s/ PricewaterhouseCoopers LLP